UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2020, RespireRx Pharmaceuticals Inc. (the “Company”) and Primary Capital LLC (“Primary Capital”) entered into a Financing and Additional Services Agreement (the “Services Agreement”) under which Primary Capital agreed to render investment banking services to the Company beginning on November 24, 2020 for a period of one year (the “Engagement Period”).

Under the terms of the Services Agreement, Primary Capital will act as a placement agent in connection with a proposed up to $10 million best-efforts offering (the “Reg A Offering”) under Regulation A promulgated under the Securities Act of 1933, as amended.

The services to be provided by Primary Capital under the Services Agreement will include, but are not limited to, reviewing the offering materials and identifying and contacting potential investors.

In consideration for the services provided by Primary Capital under the Services Agreement, the Company will pay (i) a non-refundable due diligence fee, (ii) a placement fee equal to a percentage of the gross proceeds from the Reg A Offering from investors originated by Primary Capital, along with a three-year warrant to purchase a percentage of that number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), as are sold to any such investor, (iii) a placement fee equal to a lesser percentage of the gross proceeds from the Reg A Offering from investors referred by the Company to Primary Capital, along with a three-year warrant to purchase a percentage of that number of shares of Common Stock as are sold to any such investor, and (iv) up to a threshold amount to reimburse Primary Capital for its reasonable legal expenses incurred in the performance of its duties under the Services Agreement. In certain circumstances, the Company will also be required to pay the compensation described in (ii) above to Primary Capital if, during the 12-month period following the expiration of the Engagement Period, the Company consummates a transaction with an investor introduced to the Company by Primary Capital. The Company also agreed not to solicit, negotiate with or enter into any agreement with any other person or entity performing similar services as Primary Capital in connection with the Reg A Offering during the Engagement Period. The Company is also subject to standard indemnification and contribution obligations in favor of Primary Capital.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2020	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer